EXHIBIT 5.1
DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, California 94303-2248
www.dlapiper.com
T 650.833.2000
F 650.833.2001
December 21, 2010
Finisar Corporation
1389 Moffett Park Drive
Sunnyvale, California 94089
Ladies and Gentlemen:
     We have acted as counsel to Finisar Corporation, a Delaware corporation (the “Company”), in connection with the issuance by the Company of an aggregate of up to 4,140,000 shares (including 540,000 shares that may be issued upon exercise of the Underwriter’s option to purchase additional shares) (the “Shares”) of its common stock, par value $0.001 per share, pursuant to the Registration Statement on Form S-3 (Registration No. 333-165479 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 15, 2010, and the related prospectus dated March 15, 2010, as supplemented by the prospectus supplement relating to the sale of the Shares dated December 20, 2010 (collectively, the “Prospectus”), as filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof (the “Form 8-K”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
     (a) the Registration Statement;
     (b) the Certificate of Incorporation and Bylaws, each as amended, of the Company, as in effect on the date hereof;
     (c) the records of the proceedings and actions of the Board of Directors of the Company with respect to the authorization of the filing of the Registration Statement and to the issuance of the Shares;
     (d) the Underwriting Agreement dated December 20, 2010 between the Company and Credit Suisse Securities (USA) LLC (the “Underwriter”) related to the sale of the Shares (the “Underwriting Agreement”); and
     (e) such other certificates, documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this opinion, subject to the limitations, assumptions and qualifications noted below.

     In our examination of documents for purposes of this opinion, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties.
     Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment of the purchase price therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours, DLA PIPER LLP (US)
/s/ DLA PIPER LLP (US)

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